Newtek Reports Earnings and EBITDA from Primary Segments for Q2 - The Company Meets its Previous EBITDA Guidance

Highlights of first six months:

-Web Hosting revenue increased by 32%.
-Electronic Payment Processing revenue increased by 37%.
-Total Non-Capco revenue increased by 24%.

New York, N.Y. - August 14, 2006 - Newtek Business Services, Inc. (NASDAQ: NKBS) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, announced today that it has reported earnings for the second quarter in line with previously announced guidance. Newtek reported revenues of $20.0 million and after tax loss of $2.3 million or ($.07) per share. Newtek’s three primary operating segments of merchant processing, web hosting, & small business lending generated $1.6 million in pretax net income and $3.8 million of EBITDA for the second quarter. These segments also generated $31.1 million in revenues in the first two quarters of 2006 up 23% from $25.4 million in the first two quarters of 2005.Our web hosting business generated $3.6 million of EBITDA during the first two quarters of 2006, a 20% increase over $3.0 million of EBITDA generated during the same period in 2005. We closed out our second quarter with $1.38 per share in cash, cash equivalents and treasuries.

CEO and Chairman Barry Sloane said, “We are extremely pleased at the way the company has performed during a transition period in its history as we continue to deemphasize our Capco business in favor of growing our operating businesses. We strongly believe the capital markets will catch up with the success we are having with our clients and strategic alliance partners.”

Mr Sloane continued: “Our client base is growing quickly with customers responding to our high level of customer service and their ability to contract with Newtek effortlessly across all product lines. We will unveil additional marketing initiatives in the third and fourth quarter which we believe will enable us to continue to sustain our growth rates. With $1.38 per share in cash, cash equivalents, and treasuries as well the growing EBITDA performance forecasted for 2006 ($15.8 million to $17 million) we are financially and operationally positioning the company to become the leading brand of business and financial services for the  small to medium sized business market. We continue to forecast cash flow positive results from our operating businesses in 2006. A first in our history.”

Newtek also confirmed its previous forecast for the next two quarters and all of 2006. It is forecasting EBITDA of $15.8 million to $17 million for its three primary operating segments for 2006. Newtek has posted a PowerPoint presentation on its website, www.newtekbusinessservices.com which will help investors follow along at the shareholder conference call scheduled for 4:15 p.m. on August 14, 2006.

The conference call will be accessible via a toll free number by dialing 1-866-356-3095 and providing the pass code 45334740. Listeners are encouraged to ask any questions that they may have during the call. The conference call will also be broadcast over the Internet through

Newtek’s website at www.newtekbusinessservices.com. To listen to the call live please go to Newtek’s website approximately 15 minutes prior to the call to download any audio software which may be necessary. For those who miss the live broadcast, a replay will be available on the website approximately one hour after the call. The online archive of the web cast will be available for ninety days following the call.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of business services and financial products to the small to medium-sized business market. According to the SBA, there are over 23 million small businesses in the United States which in total represent 99.7% of all employers, generate 60 - 80 percent of all new jobs annually and generate more than 50% of non-farm GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 65,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

 Business Lending: U.S. government-guaranteed small business lending services
Electronic Payment Processing: Electronic merchant payment processing solutions
Insurance Products: Nationwide commercial and personal lines of insurance
Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff
Web Hosting: Full service web host including domain registration and online shopping cart tools
Web Design and Development: Customized web development services for a powerful web presence
Tax Preparation, Advisory and Services: Expert tax planning and consultation
Data Storage: Fast, secure, off-site data backup, storage and retrieval
Business Plan Preparation: Professional business plan assistance providing a roadmap for success

Statements in this press release including statements regarding Newtek's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

 Contacts:

Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

 NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(In Thousands, except for Per Share Data)

	Three Months ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Electronic payment processing	$10,694	$7,509	$20,126	$13,520
Web hosting	3,310	2,662	6,474	4,911
Interest income	1,923	1,256	3,336	2,329
Income from tax credits	2,022	10,336	3,280	11,398
Premium income	763	2,156	1,377	2,518
Servicing fee income	487	487	986	937
Insurance commissions	188	497	432	718
Other income	596	1,323	2,134	3,206
Total revenue	19,983	26,226	38,145	39,537

Expenses:
Electronic payment processing costs	7,555	5,470	14,462	9,951
Interest	4,597	3,880	8,944	7,578
Consulting, payroll and benefits	4,196	4,214	8,335	8,312
Professional fees	1,900	1,801	4,020	3,539
Depreciation and amortization	1,597	1,184	3,012	2,273
Insurance	887	743	1,789	1,463
Provision for loan losses	235	450	354	1,101
Other	2,455	1,594	4,938	3,554
Total expenses	23,422	19,336	45,854	37,771

Income (loss) before minority interest and benefit (provision) for income taxes	(3,439)	6,890	(7,709)	1,766

Minority interest	85	112	259	372

Income (Loss) before benefit for income taxes	(3,354)	7,002	(7,450)	2,138
Benefit (provision) for income taxes	1,067	(2,539)	2,435	(1,050)
Net income (loss)	$(2,287)	$4,463	$(5,015)	1,088

Weighted average common shares outstanding:
Basic	34,696	33,962	34,765	33,927
Diluted	34,696	34,044	34,765	34,075
Net income (loss) per share :
Basic	$(0.07)	$0.13	$(0.14)	$0.03
Diluted	$(0.07)	$0.13	$(0.14)	$0.03

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2006 AND DECEMBER 31, 2005
(In Thousands, except for Per Share Data)

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$27,438	$23,940
Restricted cash	15,541	20,067
Certificates of deposit	—	4,000
U.S. Treasury notes	4,797	4,449
Marketable securities	—	10,350
Credits in lieu of cash	102,572	109,475
SBA loans receivable (net of reserve for loan losses of $2,301 and $2,304, respectively)	30,397	32,028
Accounts receivable (net of allowance of $142 and $50, respectively)	2,005	2,109
SBA loans held for sale	3,246	1,155
Accrued interest receivable	524	416
Investments in qualified businesses - cost method investments	439	150
Investments in qualified businesses - held to maturity debt investments	3,253	3,596
Structured insurance product	3,410	3,377
Prepaid insurance	15,459	16,946
Prepaid expenses and other assets (net of accumulated amortization of deferred financing costs of $1,203 and $805, respectively)	7,617	7,036
Servicing assets (net of accumulated amortization of $1,374 and $952, respectively)	3,203	3,197
Fixed assets (net of accumulated depreciation and amortization of $3,323 and $2,302, respectively)	5,874	6,587
Intangible assets (net of accumulated amortization of $4,655 and $3,457, respectively)	8,130	6,697
Goodwill	9,625	9,438
Total assets	$243,530	$265,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$7,980	$10,313
Notes payable - certified investors	3,975	3,947
Notes payable - insurance	7,312	9,250
Notes payable - other	2,703	9,880
Bank notes payable	22,009	21,287
Deferred revenue	1,685	1,459
Notes payable in credits in lieu of cash	88,522	92,048
Deferred tax liability	21,691	24,271
Total liabilities	155,877	172,455

Minority interest	4,729	5,033

Commitments and contingencies
Shareholders’ equity:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, issued and outstanding 34,728 and 34,809 not including 583 shares held in escrow)	696	696
Additional paid-in capital	53,665	53,737
Unearned compensation	—	(492)
Retained earnings	28,563	33,584
Total shareholders’ equity	82,924	87,525

Total liabilities and shareholders’ equity	$243,530	$265,013

2006 Segment Actual Results Second Quarter
(In millions of dollars except E.P.S.)

	Revenue	Pretax Net Income	EBITDA
Electronic Payment Processing	$10.6	$0.7	$1.1
Web Hosting	3.3	1.0	$1.8
SBA Lending	2.4	(0.1)	$0.9
CAPCO	2.4	(3.2)
All Other	1.3	(0.6)
Corporate Activities	1.2	(1.2)
Interco Eliminations	(1.2)	-
Total	$20.0	($3.4)
E.P.S. (per share)	$(.07)

2006 Segment Guidance Third Quarter
(In millions of dollars except E.P.S. guidance)

	Revenue	Pretax Net Income	EBITDA
Electronic Payment Processing	$11.6-12.0	$1.0-1.1	$1.7-1.8
Web Hosting	3.2-3.4	0.7-0.8	$1.5-1.6
SBA Lending	3.3-3.5	0-0.1	$1.1-1.2
CAPCO	3.8	(1.7)-(1.6)
All Other	1.0	(0.6)-(0.5)
Corporate Activities	1.5	(1.0)-(0.9)
Interco Eliminations	(1.2)
Total	$23.2-24.0	$(1.6)-(1.0)
E.P.S Guidance (per share)	$(.03)-(.02)

2006 Segment Guidance Fourth Quarter
(In millions of dollars except E.P.S. guidance)

	Revenue	Pretax Net Income	EBITDA
Electronic Payment Processing	$12.9-13.3	$1.3-1.4	$2.0-2.1
Web Hosting	3.3-3.5	0.6-0.8	$1.5-1.6
SBA Lending	2.3-2.5	0.3-0.4	$1.3-1.4
CAPCO	9.5	4.0-4.0
All Other	1.0	(.5)-(.4)
Corporate Activities	1.5	(1.0)-(.9)
Interco Eliminations	(1.2)
Total	$29.3-30.1	$4.7-5.3
E.P.S Guidance (per share)	$.08-.09

2006 Annual Segment Guidance
(In millions of dollars except for E.P.S. guidance)

	Revenue	Pretax Net Income	EBITDA
Electronic Payment Processing	$43.9-45.5	$3.4-3.8	$5.4-5.8
Web Hosting	12.7-13.5	2.8-3.4	$6.1-6.5
SBA Lending	9.9-10.7	0.2-0.6	$4.3-4.7
CAPCO	17.0	(5.0)-(4.6)
All Other	4.5	(2.0)-(1.6)
Corporate Activities	6.0	(3.8)-(3.4)
Interco Eliminations	(4.8)
Total	$89.2-92.4	$(4.4)-(1.8)
After Tax Net Income	$(2.6)-(1.1)
E.P.S Guidance (per share)	$(.08)-(.03)